EXHIBIT 99.1
Pega GenAI Excitement Accelerates Growth in Q2 2024
•Annual contract value (ACV) grows 13% year over year in constant currency
•Cash flow from operations reaches $220 million and free cash flow hits $218 million in the first half of 2024
•Pega Cloud backlog exceeds $1 billion for the first time
CAMBRIDGE, Mass. — July 24, 2024 — Pegasystems Inc. (NASDAQ: PEGA), the leading enterprise AI decisioning and workflow automation platform provider, released its financial results for the second quarter of 2024.
“Our approach to statistical AI and generative AI continues to be a significant differentiator,” said Alan Trefler, founder and CEO. “The offerings we’ve introduced, especially Pega GenAI Blueprint™, have captured the imagination of clients, prospects, and partners, allowing them to identify new possibilities and helping us drive deeper engagement. With tens of thousands of blueprints created over the last few months, we’re identifying opportunities to accelerate growth and creating additional momentum for Pega Cloud®.”
"I'm really proud to see how our team is improving profitability while driving ACV growth,” said Ken Stillwell, COO and CFO. “Our strong execution and our AI innovation put us in a fantastic position to pursue the massive digital transformation opportunity in front of us.”
Financial and performance metrics (1)

ACV Growth
12% (13% Constant Currency)
$1,400M
$1,300M
$1,200M
$1,100M
$1,000M
$1,164M
$1,305M
June 30, 2023
June 30, 2024

1 Refer to the schedules at the end of this release for additional information, including a reconciliation of GAAP and non-GAAP measures.

EXHIBIT 99.1
(continued)
Reconciliation of ACV and Constant Currency ACV

(in millions, except percentages)	June 30, 2023	June 30, 2024	1-Year Change
ACV	$1,164	$1,305	12%
Impact of changes in foreign exchange rates	—	5
Constant currency ACV	$1,164	$1,310	13%
Note: Constant currency ACV is calculated by applying the June 30, 2023 foreign exchange rates to all periods shown.
Cash Flow Growth

EXHIBIT 99.1
(continued)

Backlog Growth
Current - 6% (7% Constant Currency)
Total - 11% (12% Constant Currency)
$1,500M
$1,000M
$500M
$0M
$1,266M
$690
$576
$1,406M
$733
$673
June 30, 2023
June 30, 2024
Current
Long-term

(Dollars in thousands, except per share amounts)	Three Months Ended June 30,			Six Months Ended June 30,
	2024	2023	Change	2024	2023	Change
Total revenue	$351,153	$298,268	18%	$681,300	$623,740	9%
Net income (loss) - GAAP	$6,613	$(46,804)	*	$(5,511)	$(67,578)	92%
Net income - non-GAAP	$45,841	$1,203	3711%	$87,995	$20,423	331%
Diluted earnings (loss) per share - GAAP	$0.07	$(0.56)	*	$(0.07)	$(0.82)	91%
Diluted earnings per share - non-GAAP	$0.52	$0.01	5100%	$1.00	$0.24	317%

(Dollars in thousands)	Three Months Ended June 30,				Change		Six Months Ended June 30,				Change
	2024		2023				2024		2023
Pega Cloud	$134,086	38%	$115,063	39%	$19,023	17%	$264,988	39%	$222,942	36%	$42,046	19%
Maintenance	80,344	23%	82,042	27%	(1,698)	(2)%	161,345	23%	161,672	26%	(327)	—%
Subscription services	214,430	61%	197,105	66%	17,325	9%	426,333	62%	384,614	62%	41,719	11%
Subscription license	84,647	24%	41,197	14%	43,450	105%	147,985	22%	125,724	20%	22,261	18%
Subscription	299,077	85%	238,302	80%	60,775	26%	574,318	84%	510,338	82%	63,980	13%
Consulting	52,040	15%	58,387	19%	(6,347)	(11)%	106,087	16%	111,420	18%	(5,333)	(5)%
Perpetual license	36	—%	1,579	1%	(1,543)	(98)%	895	—%	1,982	—%	(1,087)	(55)%
	$351,153	100%	$298,268	100%	$52,885	18%	$681,300	100%	$623,740	100%	$57,560	9%
Quarterly conference call
A conference call and audio-only webcast will be conducted at 8:00 a.m. EDT on Thursday, July 25, 2024.
Members of the public and investors are invited to join the call and participate in the question and answer session by dialing 1 (888) 415-4305 (domestic) or 1 (646) 960-0336 (international) and using Conference ID 1559653, or via https://events.q4inc.com/attendee/610142887 by logging onto www.pega.com at least five minutes prior to the event's broadcast and clicking on the webcast icon in the Investors section.

Discussion of non-GAAP financial measures
Our non-GAAP financial measures should only be read in conjunction with our consolidated financial statements prepared in accordance with GAAP. We believe that these measures help investors understand our core operating results and prospects, which is consistent with how management measures and forecasts our performance without the effect of often one-time charges and other items outside our normal operations. Management uses these measures to assess the performance of the company's operations and establish operational goals and incentives. They are not a substitute for financial measures prepared under U.S. GAAP. Refer to the schedules at the end of this release for additional information, including a reconciliation of GAAP and non-GAAP measures.
Forward-looking statements
Certain statements in this press release may be "forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995.
Words such as expects, anticipates, intends, plans, believes, will, could, should, estimates, may, targets, strategies, intends to, projects, forecasts, guidance, likely, and usually or variations of such words and other similar expressions identify forward-looking statements. These statements represent our views only as of the date the statement was made and are based on current expectations and assumptions.
Forward-looking statements deal with future events and are subject to risks and uncertainties that are difficult to predict, including, but not limited to:
•our future financial performance and business plans;
•the adequacy of our liquidity and capital resources;
•the continued payment of our quarterly dividends;
•the timing of revenue recognition;
•variation in demand for our products and services, including among clients in the public sector;
•reliance on key personnel;
•reliance on third-party service providers, including hosting providers;
•compliance with our debt obligations and covenants;
•the potential impact of our convertible senior notes and Capped Call Transactions;
•foreign currency exchange rates;
•potential legal and financial liabilities, as well as damage to our reputation, due to cyber-attacks;
•security breaches and security flaws;
•our ability to protect our intellectual property rights, costs associated with defending such rights, intellectual property rights claims, and other related claims by third parties against us, including related costs, damages, and other relief that may be granted against us;
•our ongoing litigation with Appian Corp.;
•our client retention rate; and
•management of our growth.
These risks and others that may cause actual results to differ materially from those expressed in such forward-looking statements are described further in Part I of our Annual Report on Form 10-K for the year ended December 31, 2023, and other filings we make with the U.S. Securities and Exchange Commission (“SEC”).
Investors are cautioned not to place undue reliance on such forward-looking statements, and there are no assurances that the results included in such statements will be achieved. Although subsequent events may cause our view to change, except as required by applicable law, we do not undertake and expressly disclaim any obligation to publicly update or revise these forward-looking statements, whether as the result of new information, future events, or otherwise.
Any forward-looking statements in this press release represent our views as of July 24, 2024.

About Pegasystems
Pega provides a powerful platform that empowers the world's leading organizations to unlock business-transforming outcomes with real-time optimization. Clients use our enterprise AI decisioning and workflow automation to solve their most pressing business challenges - from personalizing engagement to automating service to streamlining operations. Since 1983, we've built our scalable and flexible architecture to help enterprises meet today's customer demands while continuously transforming for tomorrow. For more information on how Pega (NASDAQ: PEGA) empowers its clients to Build for Change®, visit www.pega.com.
Press contact:
Lisa Pintchman
VP, Corporate Communications
lisapintchman.rogers@pega.com
617-866-6022
Twitter: @pega
Investor contact:
Peter Welburn
VP, Corporate Development & Investor Relations
PegaInvestorRelations@pega.com
617-498-8968
All trademarks are the property of their respective owners.

PEGASYSTEMS INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue
Subscription services	$214,430	$197,105	$426,333	$384,614
Subscription license	84,647	41,197	147,985	125,724
Consulting	52,040	58,387	106,087	111,420
Perpetual license	36	1,579	895	1,982
Total revenue	351,153	298,268	681,300	623,740
Cost of revenue
Subscription services	36,238	36,783	72,062	73,647
Subscription license	477	623	1,120	1,342
Consulting	60,231	58,710	118,413	119,058
Perpetual license	—	24	9	27
Total cost of revenue	96,946	96,140	191,604	194,074
Gross profit	254,207	202,128	489,696	429,666
Operating expenses
Selling and marketing	139,761	143,858	267,456	293,655
Research and development	75,425	73,931	147,538	149,307
General and administrative	25,420	23,462	48,947	46,572
Litigation settlement, net of recoveries	—	—	32,403	—
Restructuring	635	2,167	798	3,628
Total operating expenses	241,241	243,418	497,142	493,162
Income (loss) from operations	12,966	(41,290)	(7,446)	(63,496)
Foreign currency transaction gain (loss)	437	(3,290)	(2,825)	(5,965)
Interest income	6,785	1,814	12,066	3,299
Interest expense	(1,656)	(1,778)	(3,408)	(3,696)
(Loss) income on capped call transactions	(3,277)	(1,361)	22	1,845
Other income, net	—	5,702	1,684	12,285
Income (loss) before provision for income taxes	15,255	(40,203)	93	(55,728)
Provision for income taxes	8,642	6,601	5,604	11,850
Net income (loss)	$6,613	$(46,804)	$(5,511)	$(67,578)
Earnings (loss) per share
Basic	$0.08	$(0.56)	$(0.07)	$(0.82)
Diluted	$0.07	$(0.56)	$(0.07)	$(0.82)
Weighted-average number of common shares outstanding
Basic	85,157	83,039	84,712	82,823
Diluted	88,500	83,039	84,712	82,823

PEGASYSTEMS INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$258,257	$229,902
Marketable securities	406,819	193,436
Total cash, cash equivalents, and marketable securities	665,076	423,338
Accounts receivable, net	165,723	300,173
Unbilled receivables, net	164,533	237,379
Other current assets	76,323	68,137
Total current assets	1,071,655	1,029,027
Long-term unbilled receivables, net	81,218	85,402
Goodwill	81,410	81,611
Other long-term assets	302,249	314,696
Total assets	$1,536,532	$1,510,736
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$16,682	$11,290
Accrued expenses	44,875	39,941
Accrued compensation and related expenses	81,110	126,640
Deferred revenue	352,618	377,845
Convertible senior notes, net	500,604	—
Other current liabilities	20,677	21,343
Total current liabilities	1,016,566	577,059
Long-term convertible senior notes, net	—	499,368
Long-term operating lease liabilities	70,202	66,901
Other long-term liabilities	14,362	13,570
Total liabilities	1,101,130	1,156,898
Total stockholders’ equity	435,402	353,838
Total liabilities and stockholders’ equity	$1,536,532	$1,510,736

PEGASYSTEMS INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended June 30,
	2024	2023
Net (loss)	$(5,511)	$(67,578)
Adjustments to reconcile net (loss) to cash provided by operating activities
Non-cash items	116,288	119,371
Change in operating assets and liabilities, net	109,466	61,959
Cash provided by operating activities	220,243	113,752
Cash (used in) provided by investing activities	(209,700)	15,979
Cash provided by (used in) financing activities	22,503	(86,988)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(2,842)	1,010
Net increase in cash, cash equivalents, and restricted cash	30,204	43,753
Cash, cash equivalents, and restricted cash, beginning of period	232,827	145,054
Cash, cash equivalents, and restricted cash, end of period	$263,031	$188,807

PEGASYSTEMS INC.
RECONCILIATION OF SELECTED GAAP AND NON-GAAP MEASURES
(in thousands, except percentages and per share amounts)

	Three Months Ended June 30,			Six Months Ended June 30,
	2024	2023	Change	2024	2023	Change
Net income (loss) - GAAP	$6,613	$(46,804)	*	$(5,511)	$(67,578)	92%
Stock-based compensation (1)	36,224	36,227		71,005	78,784
Restructuring	635	2,167		798	3,628
Legal fees	2,409	2,842		4,351	4,318
Litigation settlement, net of recoveries	—	—		32,403	—
Amortization of intangible assets	789	963		1,753	2,012
Interest on convertible senior notes	619	647		1,236	1,375
Capped call transactions	3,277	1,361		(22)	(1,845)
Repurchases of convertible senior notes	—	(5,074)		—	(7,855)
Foreign currency transaction (gain) loss	(437)	3,290		2,825	5,965
Other	—	(678)		(1,628)	(4,471)
Income taxes (2)	(4,288)	6,262		(19,215)	6,090
Net income - non-GAAP	$45,841	$1,203	3,711%	$87,995	$20,423	331%

Diluted earnings (loss) per share - GAAP	$0.07	$(0.56)	*	$(0.07)	$(0.82)	91%
non-GAAP adjustments	0.45	0.57		1.07	1.06
Diluted earnings per share - non-GAAP	$0.52	$0.01	5,100%	$1.00	$0.24	317%

Diluted weighted-average number of common shares outstanding - GAAP	88,500	83,039	7%	84,712	82,823	2%
Stock-based compensation	—	1,289		3,218	1,026
Diluted weighted-average number of common shares outstanding - non-GAAP	88,500	84,328	5%	87,930	83,849	5%
* not meaningful
Our non-GAAP financial measures reflect the following adjustments:
•Stock-based compensation: We have excluded stock-based compensation from our non-GAAP operating expenses and profitability measures. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to our revenues recognized during the periods presented and is expected to contribute to our future revenues, we continue to evaluate our business performance, excluding stock-based compensation.
•Restructuring: We have excluded restructuring from our non-GAAP financial measures. Restructuring fluctuates in amount and frequency and is significantly affected by the timing and size of our restructuring activities. We believe excluding these amounts from our non-GAAP financial measures is useful to investors as these amounts are not representative of our core business operations and ongoing operational performance.
•Legal fees: Legal and related fees arising from proceedings outside the ordinary course of business. We believe excluding these amounts from our non-GAAP financial measures is useful to investors as the types of events giving rise to them are not representative of our core business operations and ongoing operational performance.
•Litigation settlement, net of recoveries: Cost to settle litigation, net of insurance recoveries, arising from proceedings outside the ordinary course of business. See Note 15. Commitments and Contingencies in our Quarterly Report for the three months ended June 30, 2024 for additional information. We believe excluding these amounts from our non-GAAP financial measures is useful to investors as the types of events giving rise to them are not representative of our core business operations and ongoing operational performance.
•Amortization of intangible assets: We have excluded the amortization of intangible assets from our non-GAAP operating expenses and profitability measures. Amortization of intangible assets fluctuates in amount and frequency and is significantly affected by the timing and size of acquisitions. Investors should note that intangible assets contributed to our revenues recognized during the periods presented and are expected to contribute to future revenues. Amortization of intangible assets is likely to recur in future periods. We believe excluding these amounts provides a useful comparison of our operational performance in different periods.

•Interest on convertible senior notes: In February 2020, we issued convertible senior notes, due March 1, 2025, in a private placement. We believe that excluding the amortization of issuance costs provides a useful comparison of our operational performance in different periods.
•Capped call transactions: We have excluded gains and losses related to our capped call transactions held at fair value under U.S. GAAP. The capped call transactions are expected to reduce common stock dilution and/or offset any potential cash payments we must make, other than for principal and interest, upon conversion of the convertible senior notes. We believe excluding these amounts from our non-GAAP financial measures is useful to investors as the types of events giving rise to them are not representative of our core business operations and ongoing operational performance.
•Repurchases of convertible senior notes: We have excluded gains from the repurchases of Convertible Senior Notes. We believe excluding these amounts from our non-GAAP financial measures is useful to investors as the types of events giving rise to them are not representative of our core business operations and ongoing operational performance.
•Foreign currency transaction (gain) loss: We have excluded foreign currency transaction gains and losses from our non-GAAP profitability measures. Foreign currency transaction gains and losses fluctuate in amount and frequency and are significantly affected by foreign exchange market rates. Foreign currency transaction gains and losses are likely to recur in future periods. We believe excluding these amounts provides a useful comparison of our operational performance in different periods.
•Other: We have excluded gains and losses from our venture investments, and incremental expenses incurred integrating acquisitions. We believe excluding these amounts from our non-GAAP financial measures is useful to investors as the types of events giving rise to them are not representative of our core business operations and ongoing operational performance.
•Diluted weighted-average number of common shares outstanding:
•Stock-based compensation: In periods of non-GAAP income, we have included the dilutive impact of stock-based compensation in our non-GAAP weighted-average shares. In periods of GAAP loss, these shares would have been excluded from our GAAP results as they would be anti-dilutive for GAAP. We believe including the dilutive effect of stock-based compensation in our non-GAAP financial measures in periods of income is helpful to investors as this provides a useful comparison of our operational performance in different periods.
(1) Stock-based compensation:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Cost of revenue	$7,092	$7,174	$13,664	$16,087
Selling and marketing	13,564	15,349	27,452	33,009
Research and development	7,825	7,851	15,471	16,911
General and administrative	7,743	5,853	14,418	12,777
	$36,224	$36,227	$71,005	$78,784
Income tax benefit	$(554)	$(581)	$(865)	$(1,253)
(2) Effective income tax rates:

	Six Months Ended June 30,
	2024	2023
GAAP	*	(21)%
non-GAAP	22%	22%
* not meaningful.
Our GAAP effective income tax rate is subject to significant fluctuations due to several factors, including our stock-based compensation plans, research and development tax credits, gains and losses on our capped call transactions, and the valuation allowance on our deferred tax assets in the U.S. and U.K. We determine our non-GAAP income tax rate using applicable rates in taxing jurisdictions and assessing certain factors, including historical and forecasted earnings by jurisdiction, discrete items, and ability to realize tax assets. We believe it is beneficial for our management to review our non-GAAP results consistent with our annual plan's effective income tax rate as established at the beginning of each year, given tax rate volatility. See Note 13. Income Taxes in our Quarterly Report for the three months ended June 30, 2024 for additional information.

PEGASYSTEMS INC.
RECONCILIATION OF FREE CASH FLOW (1) AND OTHER METRICS
(in thousands, except percentages)

	Six Months Ended June 30,		Change
	2024	2023
Cash provided by operating activities	$220,243	$113,752	94%
Investment in property and equipment	(1,857)	(13,933)
Free cash flow (1)	$218,386	$99,819	119%

Supplemental information (2)
Litigation settlement, net of recoveries	$32,403	$—
Legal fees	2,701	2,950
Restructuring	3,852	17,521
Interest on convertible senior notes	1,884	2,250
Income taxes	25,560	6,627
	$66,400	$29,348
(1) Our non-GAAP free cash flow is defined as cash provided by operating activities less investment in property and equipment. Investment in property and equipment fluctuates in amount and frequency and is significantly affected by the timing and size of investments in our facilities. We provide information on free cash flow to enable investors to assess our ability to generate cash without incurring additional external financings. This information is not a substitute for financial measures prepared under U.S. GAAP.
(2) The supplemental information discloses items that affect our cash flows and are considered by management not to be representative of our core business operations and ongoing operational performance.
•Litigation settlement, net of recoveries: Cost to settle litigation, net of insurance recoveries, arising from proceedings outside the ordinary course of business. See Note 15. Commitments and Contingencies in our Quarterly Report for the three months ended June 30, 2024 for additional information.
•Legal fees: Legal and related fees arising from proceedings outside the ordinary course of business.
•Restructuring: Restructuring fluctuates in amount and frequency and is significantly affected by the timing and size of our restructuring activities.
•Interest on convertible senior notes: In February 2020, we issued convertible senior notes, due March 1, 2025, in a private placement. The convertible senior notes accrue interest at an annual rate of 0.75%, payable semi-annually in arrears on March 1 and September 1.
•Income taxes: Direct income taxes paid net of refunds received.
PEGASYSTEMS INC.
ANNUAL CONTRACT VALUE
(in thousands, except percentages)

Annual contract value (“ACV”) - ACV represents the annualized value of our active contracts as of the measurement date. The contract's total value is divided by its duration in years to calculate ACV. ACV is a performance measure that we believe provides useful information to our management and investors.

	June 30, 2024	June 30, 2023	Change
Pega Cloud	$593,752	$498,860	$94,892	19%
Maintenance	310,608	315,231	(4,623)	(1)%
Subscription services	904,360	814,091	90,269	11%
Subscription license	400,949	349,713	51,236	15%
	$1,305,309	$1,163,804	$141,505	12%

PEGASYSTEMS INC.
BACKLOG
(in thousands, except percentages)

Remaining performance obligations (“Backlog”) - Expected future revenue from existing non-cancellable contracts:
As of June 30, 2024:

	Subscription services		Subscription license	Perpetual license	Consulting	Total
	Pega Cloud	Maintenance
1 year or less	$470,379	$209,655	$23,931	$2,696	$25,953	$732,614	52%
1-2 years	301,070	63,266	10,078	—	2,469	376,883	27%
2-3 years	152,839	30,032	2,884	—	2,473	188,228	13%
Greater than 3 years	90,474	17,953	97	—	—	108,524	8%
	$1,014,762	$320,906	$36,990	$2,696	$30,895	$1,406,249	100%
% of Total	72%	23%	3%	—%	2%	100%
Change since June 30, 2023
	$152,778	$15,081	$(8,416)	$(4,535)	$(14,755)	$140,153
	18%	5%	(19)%	(63)%	(32)%	11%
As of June 30, 2023:

	Subscription services		Subscription license	Perpetual license	Consulting	Total
	Pega Cloud	Maintenance
1 year or less	$397,183	$214,579	$35,616	$4,979	$37,355	$689,712	55%
1-2 years	238,691	58,551	3,026	2,252	6,772	309,292	24%
2-3 years	124,616	25,103	6,764	—	1,523	158,006	12%
Greater than 3 years	101,494	7,592	—	—	—	109,086	9%
	$861,984	$305,825	$45,406	$7,231	$45,650	$1,266,096	100%
% of Total	67%	24%	4%	1%	4%	100%

PEGASYSTEMS INC.
RECONCILIATION OF GAAP BACKLOG AND CONSTANT CURRENCY BACKLOG
(in millions, except percentages)

	June 30, 2023	June 30, 2024	1 Year Growth Rate
Backlog - GAAP	$1,266	$1,406	11%
Impact of changes in foreign exchange rates	—	7
Constant currency backlog	$1,266	$1,413	12%
Note: Constant currency Backlog is calculated by applying the June 30, 2023 foreign exchange rates to all periods shown.